Exhibit 4.2
SPECIMEN COMMON STOCK CERTIFICATE

NUMBER	SHARES

SIDHU SPECIAL PURPOSE CAPITAL CORP.
Incorporated under the Laws of the State of Delaware

COMMON STOCK	CUSIP

SEE REVERSE FOR
CERTAIN DEFINITIONS
This Certifies that
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001
EACH OF THE COMMON STOCK OF
SIDHU SPECIAL PURPOSE CAPITAL CORP.
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
The Corporation will be forced to liquidate if it is unable to complete an initial business combination by                     , all as more fully described in the Corporation’s final prospectus dated                      .
This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.
Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
SIDHU SPECIAL PURPOSE CAPITAL CORP.
2007

CORPORATE SEAL

CHIEF EXECUTIVE OFFICER	DELAWARE	SECRETARY

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT MIN ACT — Custodian

TEN ENT	as tenants by the entireties	(Cust)	(Minor)
JT TEN	as joint tenants with right of survivorship and not as	under Uniform Gifts to Minors Act
tenants in common

(State)
Additional Abbreviations may also be used though not in the above list.
Sidhu Special Purpose Capital Corp.
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and any resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For value received,                                                                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney

to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated	By:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the Corporation’s trust account (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company) only in the event of a liquidation of the Corporation upon failure to complete an initial business combination or if the holder seeks to convert his, her or its respective shares into cash upon an initial business combination which he, she or it voted against and which is actually completed by the Corporation, in each case subject to and as provided by the Certificate of Incorporation and all amendments thereto. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.